CLARY CORPORATION
                      1960 So. Walker Avenue
                    Monrovia, California 91016
                    ==========================

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          To Be Held May 27, 1998
                 ========================================

     The Annual Meeting of Shareholders of Clary Corporation will be held at the Company's offices at 1960 South Walker Avenue, Monrovia, California on May 27, 1998 at 3:00 o'clock P.M., for the purpose of electing a Board of Directors for the ensuing year, and to transact such other business as may properly come before the meeting. The nominees for election to the Board of Directors are named in the attached Proxy Statement which is part of this Notice.

     Only shareholders of record at the close of business on April 1, 1998 will be entitled to vote, either in person or by proxy.

     All shareholders are cordially invited to attend the meeting and vote their shares personally; however, if you cannot be present in person, please date, sign and return the enclosed proxy. A return envelope is enclosed for your convenience.

                                       John J. Guerin
                                       Secretary

April 7, 1998



                          CLARY CORPORATION
                        1960 South Walker Avenue
                       Monrovia, California 91016

                          PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Clary Corporation (the "Company") to be voted at the Annual Meeting of Shareholders to be held on May 27, 1998. Only holders of Common Stock of record at the close of business on April 1, 1998 are entitled to vote at the meeting or any adjournment thereof.

     Votes cast by proxy or in person at the meeting will be counted by the Treasurer of the Company. Shares represented by proxies that reflect abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions, however, do not constitute a vote "for" or "against" any matter and thus will be disregarded in the calculation of a plurality or of votes cast on any matter submitted to the shareholders for a vote.

     Shares referred to as "broker non-votes" (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote that the broker or nominee does not have discretionary power to vote on a particular matter) will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter as to which the broker or nominee has physically indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares may be considered entitled to vote for quorum purposes and may be entitled to vote on other matters). Any unmarked proxies, including those submitted by brokers or nominees, will be voted as indicated in the accompanying proxy card.

     In the election of directors, the candidates for election receiving the highest number of affirmative votes of the shares entitled to be voted for them up to the number of directors to be elected by those shares will be elected. Votes cast against a candidate or votes withheld will have no legal effect. No shareholder shall be entitled to cumulate votes in the election of directors (i.e., cast for any candidate a number of votes greater than the number of the shareholder's shares) unless such candidate's or candidates' names have been placed in nomination prior to the voting and the shareholder has given notice at the meeting, prior to the voting, of the shareholder's intention to cumulate votes. If any shareholder has given such notice, all shareholders may cumulate their votes for candidates who have been nominated. If voting for directors is conducted by cumulative voting, each share will be entitled to a number of votes equal to the number of directors to be elected, which votes may be cast for a single candidate or may be distributed among two or more candidates in such proportions the shareholder may determine. In the event that the conditions precedent to cumulative voting are satisfied, the Board of Directors intends to distribute ratably (or as closely thereto as is reasonably practicable so as not to require fractional votes) among the nominees for office named in this Proxy Statement any votes for which it holds a Proxy. If voting is not conducted by cumula-tive voting, each share shall be entitled to one vote, and the holders of a majority of the shares voting at the meeting will be able to elect all of the directors. In such event, the other shareholders will be unable to elect any director or directors.

     On all matters other than the election of directors, each share of Common Stock is entitled to one vote, and the affirmative vote of the majority of the shares represented and voting at the meeting (which shares voting affirmatively also constitute at least a majority of the quorum) is required for the shareholders to take action. Assuming the presence of a quorum, the shareholders present at the meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum. On April 1, 1998, a total of 1,807,319 shares of Common Stock was outstanding. This statement was mailed to shareholders on approximately April 7, 1998.

                        PRINCIPAL STOCKHOLDERS

     The following table sets forth the only person known by the Company to own beneficially five percent or more of the Company's Common Stock on April 1, 1998 and the beneficial ownership of the Company's officers and directors as a group on that date:

                                          Amount and
                                          Nature of
                                          Beneficial          Percent
         Name and Address                 Ownership           of Class
         ----------------------------     ----------          --------
John G. Clary, Living Trust and as
Trustee for the J&B Clary Community
Property Trust                            269,159(1)            13.7%
2850 Thorndike Road
Pasadena, CA 91107

John G. Clary as Trustee for the          156,549(2)             7.9%
Harland W. Gerds Trust
2850 Thorndike Road
Pasadena, CA 91107

John P. Clary                             144,638(2)             7.3%
2320 Lambert Drive
Pasadena, CA 91107

Addmaster Corporation                     481,258(2)            20.3%
2000 So. Myrtle Avenue
Monrovia, CA 91016

Officers and Directors as a group         833,943(3)            42.4%
(7 persons)
-------------------
   (1) Includes (i) 20,000 shares issuable on conversion of the Company's
       9-1/2% note held by Mr. Clary's Living Trust, and (ii) 6,395 shares issuable on conversion of the Company's Preferred Stock held by Mr. Clary's Living Trust.
   (2) Includes 50,000 shares issuable to Mr. John P. Clary, 40,000 shares issuable to Harland W. Gerds and 400,000 shares issuable to Add-
       master Corporation on conversion of the Company's 9-1/2% notes.
   (3) Includes 48,000 shares subject to stock options exercisable on or within 60 days after record date, 110,000 shares issuable on con-
       version of the Company's 9-1/2% notes, 7,128 shares issuable on conversion of the Company's Preferred Stock and John G. Clary as
       Trustee and voting power for the Harland W. Gerds Trust.

                               ELECTION OF DIRECTORS

     Action will be taken at the meeting for the election of six directors of the Company. It is the intention of the persons named in the enclosed proxy to distribute the votes represented by the proxies which they hold among the six candidates named on page 4, in sus proportions as they see fit. If any candidate should be unable to serve or should otherwise be unavailable (which the Board of Directors now has no reason to foresee), the proxy grants discretionary authority to vote for other candidates.
The directors elected at the meeting will serve until the next Annual
Meeting of Shareholdeers and the election of their successors.

     The following schedule sets forth certain information concerning the nominees for election as directors, their principal occupation and busi-ness experience during the past five years, and the number of shares of the Company's Common Stock beneficially owned, directly or indirectly, by each of them at April 1, 1998.

                                                     Common Stock
                                         Director    Beneficially   Percent
Name and Principal Occupation       Age    Since        Owned       of Class
-----------------------------       ---  --------    ------------   --------
Donald G. Ash                        62    1972        94,595(1)       4.8%
Mr. Ash was President, Treasurer
and Chief Executive Officer of
Clary Corporation from June 1973
to December 31, 1995.  Mr. Ash is
currently semi-retired and part-
time Treasurer and Assistant
Secretary of Clary Corporation.

John G. Clary(2)                     71     1972      269,159(4)      13.7%
Mr. Clary has been the Chairman
of the Board of Clary Corp. since
1976 and President of the Company
since January 1, 1996.  He is also
the President and Chief Executive
Officer of Addmaster Corporation,
a manufacturer of business machines.
Mr. Clary is also a stockholder and
Director of Addmaster Corporation.

John P. Clary(2)                     40     1987      144,638(5)        7.3%
Mr. Clary has been the Director of
Engineering of Addmaster Corp. as
well as a Director of that Corp.
since November 1984.  He holds a
Ph.D. in Electrical Engineering
from Stanford University.

Hugh L. Clary(2)                    37     1992       89,902           4.6%
Mr. Clary has been a Vice Presi-
dent and Secretary of Addmaster
Corporation since 1989.  He holds
a Masters in Business Administra-
tion from Duke University.

Russell T. Gilbert                 68     1996       37,000           1.9%
Mr. Gilbert served since 1959 as
Founder, President and Chief
Executive of CIMCO, Inc., a
plastic products company.  Mr.
Gilbert also served on Clary
Corporation's Board frofm 1972 to
1983.

John J. Guerin                     72     1971        2,100            .1%
Mr. Guerin is a practicing
attorney and has served as
Secretary of Clary Corporation
since 1971.


(1) Includes 8,000 shares subject to stock options exercisable on or within 60 days after the record date and 733 shares issuable on conversion of 637 shares of the Company's Preferred Stock.
(2)  John P. Clary and Hugh L. Clary are the sons of John G. Clary.
(3)  Addmaster Corporation is an affiliate of the Company.
(4)  Includes (i) 20,000 shares issuable on conversion of the Company's
     9-1/2% notes held by Mr. Clary's Living Trust and (ii) 6,395 shares issuable on conversion of the Company's Preferred Stock held by Mr. Clary's Living Trust.
(5)  Includes 50,000 shares of the Company's Common Stock issuable to
     John P. Clary on conversion of the Company's 9-1/2% notes.



     By virtue of his beneficial ownership of more than 5% of the out-standing shares of the Company and his position as President and Chair-man of the Board of Directors of the Company, John G. Clary may be deemed to be a control person of the Company.

     In 1997, Mr. Guerin received $350 per month for his services as Secretary of the Company.

     The Board of Directors has Audit, Compensation and Executive
Committees.  The Company has no standing Nominating Committee.

     The Audit Committee, which consisted of Mr. Gilbert and Mr. Hugh
L. Clary, met once during 1997. The Audit Committee reviews the scope and results of audit and non-audit functions and budgets the expenses of the Company.

     The Compensation Committee, which consisted of Mr. John G. Clary
(Chairman of the Committee), Mr. Gilbert and Mr. John P. Clary, met once during 1997. The Compensation Committee reviews and approves or amends the recommendations of the President of the Company as to appropriate compensation for the key employees of the Company, periodically reviews the general compensation levels for executives in similar industries and makes recommendations to the full Board with respect to compensation of the President/Chief Executive Officer.

     The Executive Committee, which consisted of Mr. Ash, Mr. John G.
Clary, Mr. John P. Clary and Mr. Guerin, did not meeting during 1997.
The Executive Committee exercises all the powers and authority of the Board of Directors in the management of business and affairs of the Company which are permitted by the Bylaws of the Company to be exercised by the Executive Committee.

     The Board of Directors met three times during 1997.

                             EXECUTIVE OFFICER

     Richard W. Henson, 46, has been Executive Vice President and Chief
Operating Officer of Clary Corporation since January 1, 1996. From 1992 to 1995, Mr. Henson was a working partner with Adept Group Inc., a business development firm specializing in technical consulting. From 1988 to 1991, Mr. Henson was President and CEO of White Gloves Executives, Inc.

     The following table sets forth for the fiscl year ended December 31, 1997, certain information concerning compensation paid to Mr. Henson, the highest paid officer of the Company.

                        SUMMARY COMPENSATION -- TABLE

                                            ANNUAL COMPENSATION(1)
                                           SALARY    BONUS      LONG-TERM
                                                              COMPENSATION &
NAME & PRINCIPAL POSITION          YEAR     $          $        # OPTIONS
=========================          =====  =========  =======  ===============

Richard W. Henson                  1997    84,000       0       40,000
Executive Vice-President

All other executive officers
as a group                         1997    40,200       0          0
                                   1996    40,200       0          0
                                   1995    93,700       0          0

(1) Mr. Henson did not receive any other annual compensation or perquisites or other personal benefits, securities and property which is the aggregate amount of such compensation exceeds 10% of the total of annual salary and bonus reported for Mr. Henson.

STOCK OPTION PLANS

     During the year ended December 31, 1997, there were no options granted or exercised to any officers under the Employee Incentive Stock Option
Plan adopted in 1984 ("1984 Plan").

     The following table reflects certain information as to options held by Mr. Henson as of December 31, 1997:

                                   No. of Unexercised Options
                               Exercisable               Unexercisable
                               ===========               =============

Richard W. Henson                40,000                       0




                               MISCELLANEOUS


     So far as is now known to the Board of Directors, there is no other business to be acted upon at the meeting, but should other business be properly presented for action, the proxies solicited hereby will be voted in accordance with the judgment of the proxy holders.

     A representative of Stonefield Josephson, the Company's independent public accountants, is expected to be present at the meeting to make a statement if he or she desires to do so and to respond to appropriate questions from shareholders.

     If the enclosed form of proxy is signed and returned, it will be voted. Any shareholder has the power to revoke such shareholder's proxy before it is voted. A proxy may be revoked by delivery of a writing to the Secretary of the Company stating that the proxy is revoked, by a subsequent proxy executed by the person executing the prior proxy and delivered to the Secretary of the Company, or be attendance at the meeting and voting in person by the person executing the proxy.

     The cost of solicitation of proxies will be borne by the Company.
In addition to the use of the mails, proxies may be solicited by personal interview, telephone or telegraph. It is anticipated that banks, brokerage houses and other custodians, nominees or fiduciaries will be requested to forward proxy solicitation material to their principals and to obtain authorization for the execution of proxies and that they will be reimbursed for their out-of-pocket expenses incurred in connection therewith. Directors, officers and regular employees of the Company may also solicit proxies by such methods without additional remuneration.

SHAREHOLDER PROPOSALS

     At the time of the preparation of this Proxy Statement, the Board of Directors of the Company had not been informed of any matters which would be presented for action at the Meeting other than the proposals specifically set forth in the Notice of Annual Meeting of Shareholders and referred to herein. If any other matters are properly presented for action at the Meeting, it is intended that the persons named in the accompanying Proxy will vote or refrain from voting in accordance with their best judgment on such matters after consultation with the Board of Directors.

     Any proposal which a shareholder intends to present at the next
Annual meeting of Shareholders, to be held in May 1999, must be received in writing at the office of the Company set forth on the first page of this Proxy Statement by January 4, 1999 if such proposal is to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

     By order of the Board of Directors.

                                        John J. Guerin
                                        Secretary

April 7, 1998


